                                  EXHIBIT 4.1
                                  -----------

                                  FORM OF NOTE

                              ARGOSY GAMING COMPANY

                          13 1/4% FIRST MORTGAGE NOTES
                                    DUE 2004


          Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor
Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE

- --------------
1 This paragraph should only be added if the Security is issued in global form.

          COMPANY,
          (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $100,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
          (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D),(E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THESE SECURITIES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH APPLICABLE GAMING LAWS.(2)

- --------------
2    This  paragraph  should  be  included  only  for  the  Original  Notes.

No.                                                                    $


          Argosy Gaming Company, a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____, or registered assigns, the principal sum of _____ Dollars, on June 1, 2004.

          Interest Payment Dates:  December 1 and June 1.

          Record Dates:  November 15 and May 15.

          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:  ___________

                                   ARGOSY GAMING COMPANY

                                   By:
                                      -------------------
Attest:                                   President


- -------------------
Secretary

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


          This is one of the Securities described in the within-mentioned Indenture.




                              First National Bank of Commerce



                              By:
                                  Authorized Signatory




Dated:

                              ARGOSY GAMING COMPANY

                          13 1/4% FIRST MORTGAGE NOTES
                                    DUE 2004


1.  INTEREST.

          Argosy Gaming Company, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at a rate of 13 1/4% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 13 1/4% per annum compounded semi-annually.

          The Company will pay interest semi-annually on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing December 1, 1996.
Interest on the Securities will accrue from the most recent date to which interest has been paid on either the Series A or Series B Notes pursuant to the Indenture or, if no interest has been paid, from June 5, 1996. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.  METHOD OF PAYMENT.

          The Company shall pay interest (and Liquidated Damages, if any) on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest (and Liquidated Damages, if any) in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest (and Liquidated Damages, if any) at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of principal, premium and interest (and Liquidated Damages, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (and Liquidated Damages, if any) and premium on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

3.  PAYING AGENT AND REGISTRAR.

          Initially, First National Bank of Commerce (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.

4.  INDENTURE.

          The Company issued the Securities under an Indenture, dated June 5, 1996 (the "Indenture"), between the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior secured obligations of the Company limited in aggregate principal amount to $235,000,000.

5.  REDEMPTION.

          Except as provided in this Paragraph 5 or as provided in Section 3.2 of the Indenture, the Company shall not have the right to redeem any Securities. The Securities are redeemable in whole or from time to time in part at any time on or after June 1, 2000, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below, if redeemed during the 12-month period commencing June 1 of each of the years indicated below, in each case (subject to the right of Holders of record on the Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), plus any accrued but unpaid interest (and Liquidated Damages, if any) to the Redemption Date.

               YEAR                            REDEMPTION PRICE
               ----                            ----------------
               2000 . . . . . . . . . . . . .      106.625%
               2001 . . . . . . . . . . . . .      104.417%
               2002 . . . . . . . . . . . . .      102.208%
               2003 and thereafter  . . . . .      100.000%

          Any redemption of the Notes shall comply with Article III of the Indenture.

6.  NOTICE OF REDEMPTION.

          Except as required by a Gaming Authority with respect to a redemption provided for in Section 3.2 of the Indenture, notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be required by any Governmental Authority) to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part.

               Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued but unpaid interest (and Liquidated Damages, if any) to the Redemption Date.

7.  DENOMINATIONS; TRANSFER; EXCHANGE.

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.  PERSONS DEEMED OWNERS.

          The registered Holder of a Security may be treated as the owner of it for all purposes.

9.  UNCLAIMED MONEY.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

          If the Company at any time deposits into an irrevocable trust with the Trustee Cash or U.S. Government Obligations sufficient to pay the principal of and interest (and Liquidated Damages, if any) on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest (and Liquidated Damages, if any) on the Securities).

11.  AMENDMENT; SUPPLEMENT; WAIVER.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of a majority, and in certain cases a supermajority, in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with the TIA or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  RESTRICTIVE COVENANTS.

          The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Affiliates, incur Liens, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

13.  CHANGE OF CONTROL.

          In the event there shall occur any Change of Control, each Holder of Securities shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Company to purchase on the Change of Control Purchase Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Securities at a cash price equal to 101% of the principal amount thereof, together with accrued but unpaid interest (and Liquidated Damages, if any) to and including the Change of Control Purchase Date.

14.  SECURITY.

          In order to secure the obligations under the Indenture, the Company, the Guarantors and the Trustee have entered into certain security agreements in order to create security interests in certain assets and properties of the Company and the Guarantors.

15.  OFFERS TO PURCHASE.

          The Indenture requires the Company to make Offers to Purchase to purchase Securities in various principal amounts at either 100% or 101% of the principal amount thereof, together with accrued but unpaid interest (and Liquidated Damages, if any), to the date of purchase in the event of certain asset sales, loss of certain licenses and certain events with respect to the Lawrenceburg Casino, and from certain distributions from the Lawrenceburg Casino.

16.  GAMING LAWS.

          The rights of the Holder of this Security and any owner of any beneficial interest in this Security are subject to the Gaming Laws and the jurisdiction and requirements of the Gaming Authorities and the further limitations and requirements set forth in the Indenture.

17.  SUCCESSORS.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

18.  DEFAULTS AND REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

19.  TRUSTEE DEALINGS WITH COMPANY.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

20.  NO RECOURSE AGAINST OTHERS.

          No direct or indirect stockholder, director, officer or employee, as such, past, present or future of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his status as such stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.  AUTHENTICATION.

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

22.  ABBREVIATIONS AND DEFINED TERMS.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.  CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                              [FORM OF ASSIGNMENT]


                         I or we assign this Security to


(Print or type name, address and zip code of assignee)


          Please insert Social Security or other identifying number of assignee_________________

and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:  __________ Signed:

             (Sign exactly as your name appears on the other side of
                                 this Security)

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Security purchased by the Company pursuant to any of the following provisions of the Indenture, check the appropriate box:

/ / Section 5.14;        / / Section 5.16;        / / Section 5.17;
/ / Section 5.18;        / / Section 5.19;        / / Article XII


          If you want to elect to have only part of this Security purchased by the Company pursuant to the Indenture, state the principal amount you want to be purchased: $________



Date:  ________________ Signature:
     (Sign exactly as your name appears on the other side of this Security)

                 SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(3)

          The following exchanges of a part of this Global Security for Definitive Securities have been made:

                       Amount of          Amount of         Principal Amount     Signature of
                       decrease in        increase in       of this Global       authorized
                       Principal Amount   Principal Amount  Security following   officer of
                       of this Global     of this Global    such decrease (or    Trustee or
Date of Exchange       Security           Security          increase)            Securities Custodian
- -----------------------------------------------------------------------------------------------------




- --------------
3 This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES(4)

Re:  [  ]% FIRST MORTGAGE NOTES DUE 2004 OF ARGOSY GAMING COMPANY

     This Certificate relates to $______ principal amount of Securities held in(5) / / book-entry or / / definitive form by _______ (the "Transferor").

The Transferor(5):

/ / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

/ / has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:5

/ / Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

/ / Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture).

/  /  Such Security  is being  transferred in  accordance with  (i) Rule  144
or Regulation  S  under   the  Securities  Act,   (ii) pursuant  to  an
effective registration  statement under  the Securities  Act, (iii)  to

- --------------
4    The following should be included only for Original Notes.

5    Check applicable box.

an  "institutional accredited investor" within the meaning of Rule 501(A)(1),
(2), (3) or (7) under the Securities Act that is acquiring the Security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $100,000, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (iv) in reliance on another exemption from registration under the securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture). To effect such transfer, the Trustee or the Company may require delivery of an Opinion of Counsel, certification and/or other information satisfactory to it, and in case of a transfer pursuant to clause (iii) above, will require a transferee letter of representation.

                                   [INSERT NAME OF TRANSFEROR]


                                   By:


Date:___________________



                                   By:

                                   Attest: